EXHIBIT 10.1

ACCOUNT PURCHASE AGREEMENT

DATED AND EFFECTIVE AS OF January 15, 2010

BY AND BETWEEN

SELLER:	Performance Capital Management, LLC

SELLER INFORMATION:
ADDRESS:	7001 Village Dr Suite 255
Buena Park, CA 90621

TELEPHONE NO.:	714-736-3790
FAX NO.:

AND

BUYER:	Oliphant Financial Group, LLC
BUYER INFORMATION:
ADDRESS:	9009 Town Center Parkway
Lakewood Ranch, FL 34202

TELEPHONE NO.:	941-360-8990
FAX NO.:	941-360-8993

CLOSING DATE: January 15, 2010
PURCHASE PRICE: $925,000.00

ACCOUNT PURCHASE AGREEMENT

THIS ACCOUNT PURCHASE AGREEMENT is entered into effective January 15, 2010, by and between Performance Capital Management, LLC (“Seller") and Oliphant Financial Group, LLC ("Buyer").   Seller and Buyer are more specifically identified on the cover page to this Agreement, which is incorporated herein

RECITALS:

WHEREAS, Buyer reviewed and evaluated the Accounts and Account Information, and Buyer submitted the winning bid to purchase the Accounts from Seller for the consideration and under the express terms, provisions, conditions and limitations as set forth herein; and

WHEREAS, Seller desires to sell and Buyer desires to buy the Accounts; and

WHEREAS, Seller is willing, subject to the express terms, provisions, conditions, limitations, waivers and disclaimers as may be expressly set forth herein, and in that certain Confidentiality Agreement heretofore executed by Buyer (or Buyer’s agent/reviewer) with Seller, all of the terms and conditions of which are expressly incorporated herein and made a part of Buyer’s representations to Seller herein, to sell, transfer, assign and convey to Buyer all of Seller's right, title and interest, in, to and under the Accounts.

NOW, THEREFORE, in consideration of the premises, the mutual promises herein set forth and other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I - DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

"Account(s)" means: (a) the obligations evidenced by any Evidence of Indebtedness or any deficiency thereunder, consisting primarily of charged-off credit accounts and similar non-commercial bad consumer debts that are in default, non-performing or underperforming and that have been sold off by the original issuer; (b) any rewrite contracts; (c) any judgments founded upon any such obligations, or other Evidence of Indebtedness, to the extent attributable thereto, and any lien arising therefrom; and (d) the proprietary interest of Seller in any Account, or Evidence of Indebtedness forming the subject matter of any litigation or bankruptcy to which Seller is a party or claimant.

"Account File" means, with respect to each Account included on the Account Schedule, all available documents and instruments, whether originals or photocopies, in the possession of Seller.

"Account Schedule" means the schedule, attached as Exhibit "A” hereto, setting forth the following information concerning each Account: the Account numbers, if any, for Seller, the name of the Obligor, and the Approximate Current Balance of each of the Accounts.  The Account Schedule shall be attached as an Exhibit to the Bill of Sale.

"Agreement" means this Account Purchase Agreement, including the cover page and all Addenda, Exhibits and Schedules hereto.

“Approximate Current Balance” means the approximate unpaid balance in U. S. Dollars for each Account identified in the Account Schedule attached hereto as Exhibit “A” and specified as either the current balance or the current principal balance.  This may include interest (accrued or unaccrued), costs, fees and expenses.  It is possible that payments may be made by or on behalf of any obligor prior to the Cut-Off Date or the date of this Agreement which are not reflected in the Approximate Current Balance.  This figure may also reflect payments made by or on behalf of any Obligor which have been deposited and credited to the Approximate Current Balance of such Account, but which may later be returned uncollected due to insufficient funds or other reasons.

"Bill of Sale and Assignment" means the document to be delivered to Buyer on or before the Transfer Date, in the form attached hereto as Exhibit "B", together with the attached Account Schedule.

"Claim" means any claim, demand or legal proceeding.

“Cut-off Date” means December 1, 2009.

"Evidence of Indebtedness" means with respect to each Account, the original or any copy (including any microfilm, microfiche, photocopy or machine readable format) of: (a) a promissory note, rewrite contract, loan application, statements, record of debt, account, agreement, document or instrument and any other evidence of debt owed by an obligor, which a creditor could reasonably rely in asserting that the same represents a balance due and owing, any Account payment history data or computer printouts, creditor notations or any other Account summary (b) the spreadsheet listing the Accounts and balances which is a schedule to the Bill of Sale; (c) any such documents relating to any guarantor or co-maker on an Account (if any); and (d) any obligation or other evidence extending or renewing the Account.

"Obligor" means the current and unreleased obligor(s) on an obligation or on the Evidence of Indebtedness, including, without limitation, any and all guarantors, sureties or other persons or entities liable on an Account.

"Purchase Price" means the amount bid by Buyer to purchase the Accounts as set forth on the Letter of Intent and reproduced on the cover page of this Agreement and incorporated herein.

"Seller" means Performance Capital Management, LLC.

"Transfer Date" means the date upon which Seller transfers the Accounts to Buyer and makes available for pick-up by, or delivery of the Transfer Documents to Buyer, which Transfer Date shall be at Seller's discretion on any date after full payment by Buyer of the Purchase Price but not later than January 15, 2010.

"Transfer Documents" means all documents that are required to be delivered on the Transfer Date by Seller or the Buyer pursuant to Article III.

ARTICLE II - PURCHASE AND SALE OF THE ACCOUNTS

Section 2.1. Agreement to Sell and Purchase Accounts.  Seller agrees to sell, and Buyer agrees to purchase, the Accounts described in the Account Schedule, subject to the terms, provisions, conditions, limitations, waivers and disclaimers set forth in this Agreement.  The Accounts shall be transferred and assigned pursuant to the Bill of Sale and Assignment.

Section 2.2.  Agreement to Assign/Buyer's Right to Act.  On the Transfer Date, Seller shall deliver to Buyer a Bill of Sale and Assignment, in the form of Exhibit "B" hereto, executed by an authorized representative of Seller, which Bill of Sale and Assignment shall sell, transfer, assign, set-over, quitclaim and convey to Buyer all right, title and interest of Seller in and to each of the Accounts, the proceeds of the Accounts received by Seller from and after the Cut-off Date, if any, and the Account Files.  The Account Schedule shall be attached as an exhibit to the Bill of Sale and Assignment, identifying the Accounts conveyed to the Buyer.  Buyer shall have no right to communicate with any obligor or otherwise take any action with respect to any Account or any Obligor until the Transfer Date.

Section 2.3.  Account Schedule.  Seller has provided as Exhibit "A” hereto the Account Schedule setting forth all of the Accounts, which Buyer has agreed to purchase and Buyer acknowledges that it has reviewed the same to its full satisfaction.

Section 2.4. Purchase Price/Payment.  Buyer shall pay to Seller for the Accounts to be sold hereunder, the total sum of $925,000.00, as and for the Purchase Price, payable as follows:

(a) Deposit.  Buyer’s deposit ($112,859.27) heretofore received.  The deposit consists of collections received since the cut-off date.  The deposit shall be non-interest bearing and shall be non-refundable.

(b) Balance.  On or before 5:00 p.m., (EST), January 15, 2010, Buyer shall pay to Seller the balance of the Purchase Price ($812,140.73), in full.  All of such funds must be paid in immediately available funds in U. S. Dollars by wire transfer as instructed by Seller.

Section 2.5.  Payments Received Before/After Cut-Off Date; Adjustments; Remittance.  If Seller (or original creditor) receives any payments or other consideration distributed or paid by or on behalf of an Obligor with respect to an Account (hereinafter "payment") prior to or on the Cut-off Date, Seller shall be entitled to accept and retain such payment in full, except to the extent that the Approximate Current Balance for any such Account did not reflect a reduction for any such payment, in which event Seller shall retain the payment and Buyer shall be given a credit on such Account equal to the bid percentage (as a  percent of the Approximate Current Balance) bid by Buyer times the amount of such payment.  Payments on Accounts received by Seller after the Cut-off Date shall belong to Buyer, and Seller shall pay over and/or deliver such payments to Buyer (without recourse and without interest thereon from Seller) not later than thirty days after receipt.

ARTICLE III - TRANSFER OF ACCOUNTS AND ACCOUNT FILES

Section 3.1. Assignment of Accounts and Account Files.  On the Transfer Date, Seller shall execute and deliver to Buyer the Bill of Sale and Assignment and such other documents necessary, proper or appropriate for the legal transfer of its right, title and interest in and to the Accounts, and shall deliver or make available the Account Files as set forth in Section 3.2 herein for all Accounts purchased pursuant to this Agreement (collectively, the “Transfer Documents”).  The Bill of Sale and Assignment shall have the same effect as an individual and separate bill of sale and assignment of each and every Account referenced therein.  The responsibility and cost of preparing and executing the Bill of Sale and Assignment and such assignments or such other documents as Seller deems necessary, proper and appropriate, to be executed and made available on the Transfer Date shall be borne by Seller.  However, Buyer shall be responsible for the recording and/or filing of the originals of any such assignments as the same may be necessary, proper or appropriate and shall pay all costs, fees and expenses for such recording and/or filing.  Seller reserves the right to retain copies of all or any portion of the Account Files.  Buyer shall bear the expenses of transportation of such Transfer Documents and of the other documents, instruments and files to be delivered to Buyer pursuant to this Article III.  The Seller through Dave Caldwell shall facilitate executing and delivering to the Buyer an originally executed Assignment of Judgment for any and all Judgment accounts within sixty (60) days of this Agreement with the Buyer reimbursing reasonable expenses for same.

Section 3.2.  Account Documents.  In the event Buyer requests Seller to execute and deliver assignments or other documents in addition to the initial Transfer Documents, Buyer shall furnish Seller with copies of the proposed additional assignments or other documentation for review, analysis, approval, amendment and execution.  The responsibility for all costs, fees and expenses of preparing and filing or recording any such additional assignments or such other documentation shall be the sole responsibility of Buyer.

Seller shall provide Buyer with information concerning availability and fees for document requests from the original creditors.

Seller will provide Buyer with a power of attorney to execute any documents necessary to effect a transfer or assignment to Buyer of any existing judgments or other legal actions on any purchased Accounts.

In compliance with the Fair Credit Reporting Act, Seller will report to each of the credit bureaus it uses that the Accounts have been sold to Buyer, to the extent that each bureau provides such reporting.

ARTICLE IV - SERVICING

Section 4.1. Servicing After Transfer Date.   As of the Transfer Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Accounts shall pass to Buyer, and Seller shall be discharged from all liability or obligation therefor.

Section 4.3. Servicer Requirements.  Buyer shall be responsible for complying with all state and federal laws, if any, with respect to the ownership and/or servicing of any of the Accounts from and after the Transfer Date including, without limitation, the obligation to notify any obligor or guarantor of the transfer of servicing rights from Seller to Buyer.  Further, Seller shall have the right, but not the obligation, to mail a notice addressed to any obligor or guarantor, at the address shown in its records, notifying such obligor or guarantor of the transfer of any Account from Seller to Buyer.

ARTICLE V – Intentionally left blank (RECALL OF ACCOUNTS AND REFUND OPTION OF SELLER)

ARTICLE VI – Intentionally left blank (BUYER’S LIMITED RIGHT TO REQUIRE SELLER TO REPURCHASE CERTAIN ACCOUNTS AFTER TRANSFER DATE)

ARTICLE VII - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER

Buyer hereby makes the following representations, warranties and covenants, as of the date of this Agreement and as of the Transfer Date, all of which shall survive the Transfer Date, and the execution and delivery of the Transfer Documents:

Section 7. 1.  Identity of Buyer; Independent Evaluation.  Buyer warrants and represents that it is a sophisticated, informed Buyer purchasing the Accounts for its own account, and that it has knowledge, experience and expertise in the buying, valuing, managing, collecting and pursuing of legal remedies to collect and realize upon under-performing and/or non-performing consumer credit accounts and other bad consumer loans such as the Accounts in the ordinary course of its business.  Buyer further warrants, represents and covenants that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement.  The Buyer has made such independent investigations as it deems to be warranted into the nature, validity, enforceability, collectibility, and value of the Accounts, and all other facts it deems material to its purchase and is entering into this transaction solely on the basis of that investigation and the Buyer's own judgment.

Section 7.2. No Collusion.  Neither the Buyer nor any of its officers, partners, agents, representatives, employees or parties in interest has in any way colluded, conspired, connived or agreed directly or indirectly with any other bidder, firm or person to submit a collusive or sham bid, or any bid other than a bona fide bid, or to fix prices.

Section 7.3.  Authorization.  Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Buyer to the terms of this Agreement.

Section 7.4. Binding Obligations.  Assuming due authorization, execution and delivery by each party hereto, this Agreement and all of the obligations of Buyer hereunder are the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 7.5. No Breach or Default.  The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound or any order or decree applicable to Buyer.

Section 7.6. Due Diligence.  Buyer has been urged, invited and directed to conduct such due diligence review and analysis of the Account Information and related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts  (including, without limitation, any bankruptcy courts in which any obligor(s) , guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as the Buyer deemed necessary,  proper or appropriate in order to make a considered decision with respect to the purchase and acquisition of the Accounts.

Section 7.7. Accounts Sold As Is.  BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT AND DOES NOT REPRESENT, WARRANT OR COVENANT THE NATURE, ACCURACY, COMPLETENESS, ENFORCEABILITY OR VALIDITY OF ANY OF THE ACCOUNTS AND/OR ACCOUNT FILES. ALL DOCUMENTATION, INFORMATION, ANALYSIS AND/OR CORRESPONDENCE, IF ANY, WHICH IS OR MAY BE SOLD, TRANSFERRED, ASSIGNED AND CONVEYED TO BUYER WITH RESPECT TO ANY AND ALL ACCOUNTS  IS DONE SO ON AN "AS IS, WHERE IS" BASIS, WITH ALL FAULTS.

Section 7.8.  Economic Risk.  The Buyer represents, warrants and covenants that all transactions contemplated by this Agreement do not involve, nor are they intended in any way to constitute, the sale of a "security" or "securities" within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of the Buyer shall create any inference that the transactions involve any "security" or "securities".  The Buyer acknowledges, understands and agrees that the acquisition of these Accounts involves a high degree of risk and they are suitable only for persons or entities of substantial financial means who have no need for liquidity and who can hold the Accounts indefinitely or bear the partial or entire loss of the value.

Section 7.9. Confidentiality Agreement.  Buyer is in full compliance with its obligations under the terms of any Confidentiality Agreement executed by Buyer (or its agent, Reviewer) to review the information made available by Seller or its agents, and the terms thereof are hereby incorporated herein subject to Buyer's ownership rights and interests acquired by Buyer hereunder.

Section 7.10. Identity.  Buyer is a "United States person" within the meaning of Paragraph 7701 (a) (30) of the Internal Revenue Code of 1986, as amended.

Section 7.11. No Affiliation With Seller.  Except as may have been previously disclosed to Seller in writing, Buyer is not or has not been affiliated, directly or indirectly, with Seller, or any of its Servicing Agents.

Section 7.12. Assistance of Third Parties.  Buyer hereby agrees, acknowledges, confirms and understands that Seller shall not have any responsibility or liability to Buyer arising out of or related to any third parties’ failure to assist or cooperate with Buyer.  In addition, Buyer is not relying upon the continued actions or efforts of Seller or any third party in connection with its decision to purchase the Accounts.  The risks attendant to the potential failure or  refusal of third parties to assist or cooperate with Buyer and/or Seller in the effective transfer, assignment, and conveyance of the purchased Accounts, and/or assigned rights shall be borne by Buyer.

Section 7.13. Enforcement/Legal Actions.  Buyer agrees and represents that Buyer shall not institute any enforcement or legal action or proceeding in the name of Seller, or make reference to any of the foregoing entities in any correspondence to or discussion with any particular Obligor regarding enforcement or collection of the Accounts other than to identify Seller as the previous owner.  Buyer also warrants and covenants not to take any enforcement action against any Obligor, which would be commercially unreasonable.  Buyer shall not misrepresent, mislead, deceive, or otherwise fail to adequately disclose to any particular Obligor or guarantor the identity of Buyer as the owner of the Accounts.

Section 7.14. Status of Buyer.  The Buyer represents, warrants and certifies to the Seller that it is (a) a financial institution; (b) an institutional purchaser including a sophisticated, informed purchaser that is in the business of buying or originating or collecting Accounts of the type being purchased or that otherwise deals in such Accounts in the ordinary course of the Buyer's business; or (c.) an entity or individual that is defined as an accredited investor under the federal securities laws.

Section 7.15. Non-Consumer Transaction; Waiver.  The Buyer represents and warrants to the Seller that this is not a consumer transaction, within the meaning of any applicable federal, state or local statute or common law, and that Buyer has knowledge and experience in financial and business-matters that enables Buyer to evaluate the merits and risks of the transactions contemplated hereby.  Further, the Buyer represents and warrants to the Seller that it is not in a disparate bargaining position relative to the Seller. The Buyer hereby waives, to the maximum extent permitted by law, any and all rights, benefits and remedies under any state deceptive trade practices consumer protection act, with respect to any matters pertaining to this Agreement and the transactions contemplated hereby.

Section 7.16 No Brokers’ or Finders’ Fee.  Buyer has not employed any investment banker, broker or finder in connection with the transaction contemplated hereby who might be entitled to a fee or commission from the Seller upon consummation of the transaction contemplated in this Agreement.

ARTICLE VIII - LIMITED REPRESENTATION AND WARRANTY OF THE SELLER

This sale of Accounts is made without recourse, and without any representation or warranty, express or implied, of Seller, except solely that Seller does hereby represent and warrant that Seller is the owner and holder of the Evidence of Indebtedness for each of the Accounts.  Any other provisions of this Agreement to the contrary notwithstanding, BUYER’S PURCHASE OF THE ACCOUNTS  HEREUNDER IS FINAL AND WITH THE SOLE EXCEPTION OF SELLER’S LIMITED WARRANTY OF TITLE TO THE EVIDENCE OF INDEBTEDNESS FOR EACH OF THE ACCOUNTS, BUYER ACCEPTS THE SAME "AS IS-WHERE IS" WITHOUT EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTY BY SELLER OF: (A) THE AMOUNT OF THE PRINCIPAL OR INTEREST BALANCES OF ANY ACCOUNT OR LOT OF ACCOUNTS; (B) THE COLLECTIBILITY OF ANY ACCOUNT; (C.) “FITNESS FOR A PARTICULAR PURPOSE;” (D) “MERCHANTABILITY;” OR (E) ANY OTHER TYPE OR KIND BY SELLER WHETHER ANY SUCH WARRANTY WOULD ARISE BY STATUTE OR AT COMMON LAW.

Buyer shall have no "put backs" or similar rights or options regarding the Accounts it purchases hereunder except under the express provisions of Article VI of this Agreement.  In any event, the Seller’s liability hereunder as to any Account shall be limited to the repurchase of any such Account under the limited terms and conditions specified in said Article VI.

ARTICLE IX - BUYER’S AND SELLER’S INDEMNIFICATION

Section 9.1  Buyer’s Indemnification of Seller. From and after the date of this Agreement, Buyer shall indemnify and hold harmless Seller against and from any and all liability for, and from and against any and all losses or damages Seller may suffer as a result of, any claim, demand, cost, expense, or judgment of any type, kind, character or nature (including reasonable attorneys, fees), which Seller shall incur or suffer as a result of:  (a) any act or omission of Buyer or Buyer's agents in connection with the Accounts and its purchase of the Accounts pursuant to the Agreement; or  (b) the material inaccuracy or breach of any of Buyer's representations, warranties or  covenants herein; or (c.) any claim by any Obligor or anyone claiming by, through or under any Obligor or other person liable on any Account regarding the assignment, subsequent enforcement, servicing or administration of the Accounts by Buyer from and after the date of this Agreement; or (d) the violation of any statute, regulation or common law, whether state or federal, by Buyer or Buyer’s agents with respect to an Account.  This indemnification shall survive the execution and delivery of the Transfer Documents.

Section 9.2  Seller’s Indemnification of Buyer.  From and after the date of this Agreement, Seller shall indemnify and hold harmless Buyer against and from any and all liability for, and from and against any and all losses or damages Buyer may suffer as a result of, any claim, demand, cost, expense, or judgment of any type, kind, character or nature (including reasonable attorneys' fees), which Buyer shall incur or suffer as a result of:  (a) any act or omission of Seller or Seller's agents in connection with the Accounts and its purchase of the Accounts pursuant to the Agreement; or  (b) the material inaccuracy or breach of any of Seller's representations, warranties or  covenants herein; or (c.) any claim by any Obligor or anyone claiming by, through or under any Obligor or other person liable on any Account regarding the assignment, subsequent enforcement, servicing or administration of the Accounts by Seller; or (d) the violation of any statute, regulation or common law, whether state or federal, by Seller or Seller’s agents with respect to an Account. This indemnification shall survive the execution and delivery of the Transfer Documents.

ARTICLE X – Intentionally left blank (SELLER OR ITS PREDECESSOR AS WITNESS)

ARTICLE XI - USE OF THE ORIGINAL CREDITOR’S NAME

Section 11.1 Use of the Original Creditor’s Name.  Buyer and it’s Successors will not use or refer to the Original Creditor’s name for any purpose relating to any Account including, without limitation, the promotion, marketing, or advertising of any Account.  However, Buyer may use the Original Creditor’s name for purposes of identifying an Account in communications with the Account’s cardholder in order to collect amounts outstanding on the Account and in accordance with Article XII below.  Buyer may use the original creditor and Seller name as the transferor in any lawsuit filed by buyer.

ARTICLE XII - EFFECT OF ASSIGNMENT TO THIRD PARTIES

Neither party hereto shall have the right to assign its rights or obligations under this Agreement to any third party, including subsequent transferees of any Account.   While Buyer shall be free to sell, transfer, or dispose of any of the Accounts from and after the Transfer Date, the Buyer shall have no right, at any time after the Transfer Date, to assign or transfer any its rights under this Agreement to any subsequent transferee of such Account(s) in whole or in part; any such transfer of the Buyer’s rights in or to the Accounts shall automatically terminate any warranties, representations, covenants, or continuing obligations of Seller hereunder; notwithstanding any  such transfer or assignment of Accounts  by Buyer, Buyer shall remain obligated with respect to any of its obligations to Seller remaining hereunder.

ARTICLE XIII – Intentionally left blank (NOTICE OF OBLIGOR CLAIMS OR LITIGATION)

ARTICLE XIV - CONFORMITY TO LAW; FILES AND RECORDS

Section 14.1. Conformity to Law.  Buyer agrees, at its sole cost and expense, to abide by all applicable state and federal laws, rules and regulations regarding the handling, maintenance and servicing of all Accounts and all documents and records relating to the Accounts purchased hereunder including, but not limited to, the length of time such documents and records are to be retained and making any disclosures to Obligors as may be required by law.

Section 14.2 Informational Tax Reporting.  Buyer hereby agrees to perform all obligations with respect to federal and/or state tax reporting relating to or arising out of the Accounts sold and assigned pursuant to this Agreement including, without limitation, the obligations with respect to Forms 1098 and 1099 and backup withholding with respect to the same, if required, for the year 2009 and thereafter.

ARTICLE XV - NOTICES

Unless otherwise provided for herein, notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail return receipt requested, (b) when delivered, if delivered personally, (c.) when received but no later than the second business day following mailing, if sent by overnight mail or overnight courier, or (d) when received, if sent by facsimile, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

If to the Buyer:	Oliphant Financial Group, LLC
9009 Town Center Parkway
Lakewood Ranch, FL 34202
Attention: Melody A. Cuff
Facsimile No.: 941-360-8993

If to the Seller:	Performance Capital Management, LLC
7001 Village Dr Suite 255
Buena Park, CA 90621
Attention: Dave Caldwell

ARTICLE XVI - DISCLAIMER

Buyer, all successors or assignees thereof and all subsequent transferees of the Accounts hereby disclaim and waive any right or cause of action they may now or in the future have against Seller and any and all of its respective officers, directors, employees, attorneys, agents, predecessors in interest, and independent contractors as a result of the purchase of the Accounts; provided, however, that this waiver shall not extend to any liability of Seller arising from Seller's failure to perform its obligations in accordance with the terms of this Agreement, as limited to the remedies set forth in Article VI.

ARTICLE XVII- MISCELLANEOUS PROVISIONS

Section 17.1. Severability.  If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 17.2. Rights Cumulative: Waivers.  The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate under the terms and conditions specifically set forth.  The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

Section 17.3.  Headings.  The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 17.4. Construction.  Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.  This agreement shall be deemed to have been written by both Buyer and Seller and, in the event of an ambiguity, its interpretation shall not be construed against either party.

Section 17.5. Assignment.  Subject to Article XII, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

Section 17.6. Prior Understandings.  This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Accounts and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

Section 17.7. Integrated Agreement.  This Agreement and all Addenda, Exhibits and Schedules hereto constitute the final complete expression of the intent and understanding of the Buyer and the Seller.  This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 17.8.  Counterparts; Fax Signatures.  This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.  Fax signatures, bearing the identification of the sender’s fax machine, shall be treated for all purposes as original signatures on this Agreement and any notice or other document provided for herein.

Section 17.9. Non-Merger/Survival.  Each and every covenant hereinabove made by Buyer or Seller shall survive the delivery of the Transfer Documents and shall not merge into the Transfer Documents, but instead shall be independently enforceable.

Section 17.10. Governing Law/Choice of Forum.  This Agreement shall be construed, and the rights and obligations of Seller, and Buyer hereunder determined, in accordance with the law of the State of Florida, without giving effect to any choice of law principles.  The parties agree that any legal actions between Buyer and Seller regarding the purchase of the Accounts hereunder shall be originated in the United States District Court in and for the State of Florida, Northern District, and Buyer hereby consents to the jurisdiction of said court in connection with any action or proceeding initiated concerning this Agreement and agrees that service by mail to the address specified on the cover page of this Agreement shall be sufficient to confer jurisdiction over Buyer in such United States District Court.  In the event of litigation under this Agreement, the prevailing party shall be entitled to an award of attorneys, fees and costs.

Section 17.11. Third-Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of the parties hereto, and none of the provisions of this Agreement shall be deemed to be for the benefit of any other person or entity.

Section 17.12.  Waiver of Jury Trial.  As a specifically bargained inducement for Seller to enter into this agreement, and after having the opportunity to consult counsel, buyer hereby expressly waives the right to trial by jury in any lawsuit or proceeding relating to this agreement or arising in any way from the transaction contemplated herein.

IN TESTIMONY WHEREOF, the parties hereto have executed this Agreement effective as of the year and day above written.

BUYER:  Oliphant Financial Group, LLC

By: /s/ Melody A. Cuff
Name (print): Melody A. Cuff
Title: Senior Vice President

SELLER:    Performance Capital Management, LLC

By:     /s/ David J. Caldwell
Name (print):            Dave Caldwell
Title:          C.O.O

EXHIBIT "A”
ACCOUNT SCHEDULE

Total Balance	Total Number of Accounts

$518,976,775.82	290,206

EXHIBIT "B"
BILL OF SALE AND ASSIGNMENT OF ACCOUNTS

Performance Capital Management, LLC, ("Assignor") hereby absolutely sells, transfers, assigns, sets-over and conveys to Oliphant Financial Group, LLC ("Assignee") without recourse and without representations or warranties, express or implied, of any  type, kind or nature, except solely that Seller does hereby represent and warrant that Seller is the owner and holder of the Evidence of Indebtedness for each of the Accounts:

(a) all of Assignor's right, title and interest in and to each of the Accounts identified in the Account Schedule attached hereto as Exhibit "A” (the "Accounts") , together with all promissory notes or other evidence of indebtedness, if any, and together with all instruments and documents constituting the Account Files pertaining to such Accounts, if any; and

(b) all principal, interest or other proceeds of any kind with respect to the Accounts (including but not limited to proceeds derived from the conversion, voluntary or involuntary, of any of the Accounts into cash or other liquidated property, but excluding any payments or other consideration received by or on behalf of Assignor prior to December 1, 2009 with respect to the Accounts.

This Bill of Sale is being executed and delivered pursuant to and in accordance with the terms and provisions of that certain Account Purchase Agreement made and entered into by and between the Assignor as Seller, and the Assignee as Buyer dated January 15, 2010 (the "Agreement").  The Accounts are defined and described in the Agreement and are being conveyed hereby subject to the terms, conditions and provisions set forth in the Agreement.  Assignor represents that this Bill of Sale has been duly authorized and that the person signing for same has full power and authority in the premises.

THIS BILL OF SALE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

DATED:          1 – 19 – 2010

Seller: Performance Capital Management, LLC

By: /s/ David J. Caldwell
Name (print): Dave Caldwell
Title: C.O.O

STATE OF ____________
SS.
COUNTY OF __________

The foregoing instrument was acknowledged before me this _____ day of ____________2010, by ________________ as ____________ on behalf of Performance Capital Management, LLC.

________________________________________
Signature of Notary Public – State of ____________

Personally Known ____ Or Produced Identification ____	VR 1/19/2010
Type of Identification Produced ___________________